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                                                                   Exhibit 99.1

                          Aspect Medical Systems, Inc.
                               141 Needham Street
                          Newton, Massachusetts 02464



                                 March 29, 2002

VIA ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


         Re:   Confirmation of Arthur Andersen Representations
               -----------------------------------------------


Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Aspect Medical Systems, Inc. (the "Company") has received a letter of representation from Arthur Andersen LLP ("Andersen"), the independent public accountants engaged by the Company to examine the Company's financial statements that are included in the Form 10-K to which this letter is filed as an exhibit, stating that (i) the audit conducted by Andersen was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and (ii) that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen was not relevant to conduct the audit.


                                                     Very truly yours,



                                                     /s/ J. NEAL ARMSTRONG

                                                     J. Neal Armstrong
                                                     Vice President and CFO